EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89994) pertaining to the Stock Incentive Plan of The Dixie Group, Inc., the Registration Statement (Form S-8 No. 333-87534) pertaining to the Stock Incentive Plan of The Dixie Group, Inc., the Registration Statement (Form S-8 No. 33-30473) pertaining to the Employee Stock Purchase Plan of The Dixie Group, Inc., the Registration Statement (Form S-8 No. 33-59564) pertaining to options to acquire Common Stock of The Dixie Group, Inc. issued in connection with the acquisition of Carriage Industries, Inc., the Registration Statements (Form S-8 No. 33-42615 and No. 333-81163) pertaining to the Incentive Stock Option Plan of The Dixie Group, Inc., Post-Effective Amendment Number 2 to the Registration Statements (Forms S-8 No. 2-20604 and No. 2-56744) pertaining to the Employee Stock Purchase Plan and Employee Stock Option Plan of The Dixie Group, Inc., and the Registration Statement (Form S-8 No. 333-80971) pertaining to the Core Leadership Team Stock Ownership Plan of The Dixie Group, Inc. of our report dated February 20, 2003, except for Note Q, as to which the date is March 14, 2003, with respect to the consolidated financial statements and schedule of The Dixie Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 2002.

ERNST & YOUNG LLP

Chattanooga, Tennessee

March 27, 2003